Exhibit 10.6

Supplementary Agreement

Agreement No.: 20181092

Date: January 5, 2018

Party A: ZhongAn Online P & C Insurance Co., Ltd.

Registered Address: 4/F, Xiejin Mansion, No.169, Yuanmingyuan Rd., Huangpu Dist., Shanghai

Party B: Shenzhen Ying Zhong Tong Financial Information Service Co., Ltd.

Registered Address: Room 201, Comprehensive Office Building A, Authority of Qianhai Shenzhen-Hong Kong Modern Service Industry Cooperation Zone, No. 1, Liyumen Street, Qianwanyi Road, Qianhai Shenzhen-Hong Kong Modern Service Industry Cooperation Zone, Shenzhen

Party C: Shenzhen Tangren Financing Guarantee Co., Ltd.

Registered Address: Room 1803, Building 3, Tower 2, Dachong Business Center, Shennan Road, Yuehai Street, Nanshan District, Shenzhen

Whereas, Party A, Party B and Party C (collectively the “Parties”) entered into the Tripartite Cooperation Agreement (hereinafter referred to as the “Master Agreement”) (Contract No.: 20174871) in September 2017. Due to business development, it is hereby agreed by the Parties upon friendly consultation to supplement the Content of Cooperation in the Master Agreement as follows:

Article 1       The Parties agree to make the following amendment to Item (4) under Article 3 (Content of Cooperation) in the Master Agreement:

(4) Where Party A underwrites insurance for certain types of business referred by Party B or Party C, Party C agrees to provide joint liability guarantee to Party A for the performance obligor of such business, and the Parties unanimously confirm that the total payout amount of Party C for the guarantee liability shall not exceed the aggregate guarantee service fee actually paid by the performance obligor to Party C; in the event that the default performance obligor continues paying Party A due to compliance with the original performance contract, being demanded for payment or repayment, etc., Party A shall submit the list of received repayment to Party C for verification and confirmation in the middle third of each month, and pay the mutually confirmed amount to Party C through bank transfer prior to the 25th day of each month.

Article 2       The Parties unanimously confirm that Party A and Party C may adjust the rates of premium and guarantee service fee assumed by performance obligor based on the business risk level.

Article 3       This Supplementary Agreement shall be an integral part of the Master Agreement, and in case of any conflict between the Master Agreement and this Supplementary Agreement, this Supplementary Agreement shall prevail. The unamended or unchanged part of the Master Agreement shall remain legally binding upon the Parties, and the Parties shall still exercise and perform their respective rights and obligations thereunder.

Article 4       This Supplementary Agreement shall take effect from the date of seal by the Parties, and the term of this Agreement shall be consistent with that of the Master Agreement.

Article 5       This Agreement shall be made in triplicate, with each Party holding one copy of the same legal effect.

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Party A: ZhongAn Online P & C Insurance Co., Ltd.

/s/ Seal of ZhongAn Online P & C Insurance Co., Ltd.

Legal Representative or Authorized Representative (Signature or Seal):

Party B: Shenzhen Ying Zhong Tong Financial Information Service Co., Ltd.

/s/ Seal of Shenzhen Ying Zhong Tong Financial Information Service Co., Ltd.

Legal Representative or Authorized Representative (Signature or Seal):

Party C: Shenzhen Tangren Financing Guarantee Co., Ltd.

/s/ Seal of Shenzhen Tangren Financing Guarantee Co., Ltd.

Legal Representative or Authorized Representative (Signature or Seal):